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                                                                   EXHIBIT 99.2




FOR IMMEDIATE RELEASE

Contacts:
Theodore Gillette             Richard Welch             Heidi Hart
Chairman, President and CEO   Chief Financial Officer   Investor Relations
Vision Twenty-One, Inc.       Vision Twenty-One, Inc.   Vision Twenty-One, Inc.
727-545-4300 ext. 2103        727-545-4300 ext. 2118    727-545-4300 ext. 2124

             VISION TWENTY-ONE ANNOUNCES FIRST QUARTER 1999 RESULTS
                 -REFRACTIVE SURGERY PROCEDURES INCREASE 213%-
                 -COMPANY ALSO ANNOUNCES SALE OF BUYING GROUP-

Largo, FL - June 8, 1999 - Vision Twenty-One, Inc. (Nasdaq: EYES), a leading health care company exclusively focused on eye care, today announced results for the first quarter ended March 31, 1999.

Revenues for the first quarter ended March 31, 1999 increased over 30% to $65.9 million while EBITDA before business integration costs increased over 20% to $5.4 million. Excluding the impact of business integration costs in 1999 as a result of the Company's previously disclosed restructuring plan, net income was $1.3 million, or $0.09 per share on a diluted basis or inclusive of business integration costs, $16,175. The business integration costs which are expected to continue to be incurred by the Company through 1999 on a diminishing basis, are expected to provide approximately $8.0 million in total annual cost savings to the Company once fully implemented. These cost savings will increasingly be realized in 1999 as the year progresses. The Company did not have a tax provision in the first quarter of 1999. The Form 10-Q encompassing the comparative periods is expected to be filed by the Company within 1 to 2 weeks.

Refractive surgical procedures for the first quarter increased 213% to 4,189 as compared to 1,336 for the first quarter of 1998. The Company's medical loss ratio was 73.1% for the first quarter compared to 74.3% for the same period in 1998.

The Company announced the completion of the sale of its Buying Group for an undisclosed amount. The Company applied the cash portion of the purchase price primarily to repay a portion of outstanding borrowings under the Company's credit facility. The sale of the Buying Group will reduce the Company's revenues but will be beneficial to the Company's overall operating margins. The
Company had previously announced its intentions of selling the Buying Group which had little long-term strategic value to the Company based upon its current vision and refractive care priorities.

Theodore Gillette, Chairman, President and CEO, of Vision Twenty-One stated,
"The first quarter of 1999 represents an important turning point for the Company as we initiate a more focused business plan. Our strategy going forward will be a disciplined process of leveraging our leading vision care market share and our core competency in refractive surgery to create shareholder value and long term growth."

Mr. Gillette continued, "We have implemented our laser vision correction initiatives in only four of our existing 40 markets with outstanding results.
On a forward basis, we will accelerate our laser vision correction initiatives.
We expect refractive surgery to be the highest growth segment of the Company and a substantial portion of our future earnings."




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Vision Twenty-One specializes in the management and delivery of vision care, with a growing emphasis on refractive surgery. Vision Twenty-One has vision care delivery systems in 40 markets located in 26 states and 13,000 affiliated eye care providers. The company is headquartered in Largo, FL and maintains regional offices in Phoenix, Minneapolis and Newark. For additional information on Vision Twenty-One, please visit the Company's web site at www.vision21.com.

Statements contained in this press release that are not based on historical fact, including statements regarding its anticipated future growth, shareholder value, refractive surgery initiatives, operating margins, and future performance and operating results are forward looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated to the Company's ability to successfully continue the implementation of its business plan for increased vision care with special emphasis in refractive care initiatives; the success of its refractive initiatives; its continued ability to maintain and access acceptable and necessary credit in which to operate and grow its business successfully; its ability to profitably manage its managed businesses and managed care business; the ability of the Company to achieve increased shareholder value and long term growth; any loss of significant contract(s);
the inability of the Company to realize any significant benefits from its anticipated cost reductions or to achieve these cost reductions; the effect of government laws and regulations regarding health care or managed care contracting; unanticipated changes in competition; and other risks, including those identified in the Company's most recent 10-Q and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).




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VISION TWENTY-ONE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

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

                                                                                  THREE MONTHS
                                                                                 ENDED MARCH 31,
                                                                                      1999
                                                                                 ---------------
                                                                                   (unaudited)

REVENUES:
        LADS operations, net                                                         $36,904
        Managed care                                                                  14,185
        Buying group                                                                  14,778
                                                                                     -------
Total revenue                                                                        $65,867
                                                                                     -------

OPERATING EXPENSES:
        LADS operating expenses                                                       30,829
        Medical claims                                                                10,372
        Cost of buying group sales                                                    14,062
        General & administrative                                                       5,220
        Depreciation & amortization                                                    2,185
        Business integration costs                                                     1,298
                                                                                     -------
Total operating expenses                                                              63,966
                                                                                     -------

INCOME FROM OPERATIONS                                                                 1,901
Interest expense                                                                       1,885
                                                                                     -------
INCOME BEFORE INCOME TAXES                                                                16
Income taxes
                                                                                     -------
NET INCOME                                                                               $16
                                                                                     =======


EARNINGS PER COMMON SHARE (BASIC AND DILUTED)                                          $0.00

        Weighted average common shares (diluted)                                      15,080

Medical claims to managed care revenue                                                 73.1%
                                                                                     =======


        SUPPLEMENTAL INFORMATION:
        Net income                                                                       $16
        Business integration costs                                                     1,298
                                                                                     =======
        Net income excluding business integration costs  (1)                          $1,314
                                                                                     =======
        Net income excluding business integration
          costs per share - assuming dilution                                          $0.09


        (1) There are no income taxes for the three months ended March 31, 1999.